UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 7, 2010

WATERSIDE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	811-08387	54-1694665
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3092 Brickhouse Court, Virginia Beach, Virginia	23452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (757) 626-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01.	NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On December 22, 2009, the Registrant announced it received written notice from Nasdaq informing the Registrant that it had not regained compliance in accordance with Listing Rule 5550(a)(5). Accordingly, the Registrant’s securities would be delisted from The Nasdaq Capital Market. The Registrant stated that it intended to take action to appeal the delisting determination.

On January 7, 2010, after further consideration and discussion, the Registrant determined that the best course of action for the Registrant was to stop the appeal process with Nasdaq and be delisted from The Nasdaq Stock Market. The Registrant’s common stock will be suspended effective at the open of business on Monday, January 11, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Registrant’s securities from listing and registration on The Nasdaq Stock Market. It is anticipated that on Monday, January 11, 2010, the Registrant’s common stock will be available for quotation on the Pink OTC Markets, Inc. (the “Pink Sheets”) under the symbol “WSCC”. As of January 11, 2010, the Registrant’s real-time level 2 quotes may be found at: http://www.pinksheets.com/pink/quote/quote.jsp?symbol=wscc

A copy of the Registrant’s press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

99.1	Press Release dated January 7, 2010 entitled “Waterside Capital to be Delisted from Nasdaq.”

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Waterside Capital Corporation

By:	/S/ FRANKLIN P. EARLEY
President and Chief Executive Officer

Dated: January 8, 2010

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated January 7, 2010 entitled “Waterside Capital to be Delisted from Nasdaq.”

4